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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-3 (File No. xxx-xxxx) of our report dated January 26, 1996, on our audits of the consolidated financial statements of County Savings Bank (a wholly-owned subsidiary of First Financial Group, Inc.) as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.

Columbus, Ohio
June 20, 1996